EXCLUSIVE DISTRIBUTION AGREEMENT

This Agreement (this "Agreement") is effective August 19, 2010, by and between **Sky Unicorn Holdings Limited**, a 51% subsidiary of Biofield Corporation (a public listed company in the United States), and is a company incorporated in the British Virgin Islands and having its business office at Unit 511, 5/F., Block A, Ming Pao Industrial Centre, 18 Ka Yip Street, Chai Wan, Hong Kong (the "Company") and **Elfla International**, a company incorporated in the United Kingdom and having its business office at Magdalen Centre, The Oxford Science Park, Oxford, OX4 4GA, United Kingdom, (the "Distributor").

I. APPOINTMENT AND TERM

(a) The Company appoints the Distributor as its Exclusive Distributor in the territory specified in Appendix A (the "Territory") for the Company's products specified in Appendix B (the "Products"), for a period of three years, said period to be renewed, subject to a three month notice of either party's intent to not renew in which case the Agreement shall terminate at the end of the initial or any renewal term. The initial period of this agreement will be governed by the additional conditions in Appendix E (the "Temporary Exclusive Distribution Agreement"). The Agreement shall be subject to the terms and conditions set forth in this Agreement. Said Products as described on Appendix B may be modified by the Company to include additional or new models or features of the Products as they are developed by notice to the Distributor and delivery of a revised Appendix B. The term "Exclusive Distributor" means that the Company will not sell Products directly in the Territory or appoint as a distributor any other person or firm to sell the Products in the Territory without prior written approval by the Company.

(b) The Company reserves the absolute right to cease manufacturing any Products for any reason, notwithstanding any other term or provision of this Agreement. Should it elect to do so, the Distributor will be promptly notified thereof. If the notice relates to all the Products then covered by the Agreement, the Agreement shall terminate as of the date specified in the notice; Company should notify the distributor at least 60 days in advance and will guarantee spares and repair services for a minimum period of 12 months for all the units sold in the distributor's territory in last 12 months from the date of product discontinuation

II. PRICES, PAYMENTS, SHIPMENTS, DELIVERIES, AND RETURNS

(a) The Company agrees to sell and the Distributor agrees to purchase the Products under the terms and conditions set forth in this Agreement.

(b) The prices of all Products sold hereunder to the Distributor shall be the applicable Distributor price, and will be based on individual order quantities. Prices are subject to change upon thirty (30) days prior written notice. Initial Distributor pricing for the Products is detailed in Appendix D attached hereto.

(c) The Distributor agrees for the first 20 units to submit payment equal to 50% of the total amount of any individual order, the balance will be paid to release order for shipment.

After the first 20 units the Distributor will submit payment equal to 50% of the total amount of any individual order, the balance will be paid through Letter of Credit based on shipment of the product.

(d) Products may be returned to the Company only with prior written consent.

III. COVENANTS OF THE COMPANY

The Company agrees to provide to the Distributor with respect to the Territory and Products covered by this Agreement reasonable quantities of English language literature and manuals, technical support if available, product training, new product information, and applications information. The Company reserves the right to charge the Distributor its cost for such materials and expenses of such training.

IV. COVENANTS OF THE DISTRIBUTOR

(a) The Distributor agrees to use its best efforts to sell, distribute, market, and promote the Products to its customers in the Territory, which shall be the Distributor's area of primary responsibility. Recognizing the need for the Company and its distributors to increase sales of the Products in their respective territories and the commercial necessity for each distributor to concentrating it's efforts to sell, market, and promote the Products in the territory which is its own area of responsibility, the Distributor agrees not to solicit orders, nor ship Products to customers located outside the Territory.

(b) The Distributor agrees that the Company shall not be responsible for any acts of the Distributor, or any agent, contractor or employee of the Distributor. The Distributor agrees to indemnify and hold harmless the Company from any and all losses, damages, claims, judgments, and costs (including attorney's fees) or claims, incurred by the Company on account of acts or omissions of the Distributor or its agents, contractors or employees.

(c) The Distributor agrees to perform under this Agreement solely as an independent contractor and shall not hold itself out as an employee or agent of the Company in any sense. The Distributor further agrees not to permit its employees, agents, or contractors to do anything, which might be construed or interpreted as acts of the Company.

(d) The Distributor agrees that it will purchase from the Company at least the minimum purchase requirements specified in Appendix C by purchasing from the Company the quantity and type of Products specified in Appendix C at the times specified therein, and agrees further to provide monthly reports of all shipments to customers of Products, said reports to contain at a minimum the bill-to address, ship-to address, and the number of units shipped, of all shipments during the preceding month. Said reports shall be delivered to the Company no later than fifteen (15) days following the close of the preceding month.

(e) The Company may use such information as it sees fit to aid in the distribution, marketing, sales, promotion, or manufacture of its Products. The Distributor agrees

to provide and assist the Company in gathering customer feedback regarding the Products upon the request of the Company.

(f) As a condition to the extension of the Agreement at the end of any year, the minimum unit sales in Appendix C shall have been agreed to, and Appendix C appropriately amended for each subsequent Agreement year, no less than ninety (90) days prior to the end of any Agreement year period. The annual minimums shall be increased each year by no less than 20% over the actual twelve month sales to customers in the Territory.

(g) The Distributor agrees not to manufacture, sell, promote or distribute any products, which are competitive with the Products.

(h) The Distributor agrees to support the marketing and promotion efforts of the Company with respect to the Products by attending trade shows held in the Territory and by following up with leads generated at said trade shows. The Distributor also agrees to allow the Company's employees or other contractors to work in the Territory (always with Distributor's representative) to assist the Distributor in the sales and marketing of the Products and agrees to work with such Company employees or contractors where necessary to promote or secure sales of the Products.

(i) The Distributor agrees to maintain no less than thirty (30) days of inventory of the Products in stock based on the Distributor's most recent quarterly sales activity.

(j) The Distributor shall timely, within appropriate regulatory time frames, report all customer complaint issues to the Company during the term of this Agreement. The Company is responsible for the investigation of any Product complaints, other than those resulting from actions of Distributor or its agents. The Distributor shall assist the Company in the investigation of all reported complaints with any customer.

(k) The Distributor agrees to permit the Company to inspect and audit, upon reasonable advance notice to the Distributor and at a time that will not unreasonably interrupt the Distributor's business, the Distributor's facilities and the facilities of the Distributor's suppliers and contractors (if and to the extent that the Distributor has obtained their consent to such inspections) where the Products are stored or where business related to the Products is conducted.

V. USE OF MATERIAL SUPPLIED BY THE COMPANY

The Distributor agrees to use only those materials provided by, or approved in writing by, the Company for all promotional efforts. If the Distributor creates any additional promotional materials, all verbiage regarding the performance characteristics and intended use of the Products contained in such materials shall be taken strictly from the materials provided to the Distributor by the Company and all materials must be approved in writing by the Company, which approval may be denied at the Company's discretion.

VI. WARRANTIES AND REPRESENTATIONS WITH RESPECT TO THE PRODUCTS

The Distributor shall not make any warranty or representations either express or implied, with respect to any of the Products, other than the warranties or representations made by the Company in materials provided by the Company for such purpose.

VII. TERMINATION

(a) This Agreement may be terminated in the event of a breach of any of the material terms and conditions of this Agreement by either party hereto upon the delivery of written notice (the "Termination Notice") to the breaching party of the election by the non-breaching party to so terminate. During the thirty (30) day period immediately following the receipt of the Termination Notice (the "Cure Period") the breaching party shall have the opportunity to cure the breach. If the breaching party cures the breach during the Cure Period, the Termination Notice shall be cancelled and this Agreement shall remain in full force and effect. The effective date of termination shall be specified in the Termination Notice; provided, however, that it shall not be less than the Cure Period.

(b) The failure of the Distributor to meet the minimum purchase requirements specified in Appendix C shall constitute a breach by the Distributor of a material term of this Agreement.

(c) In the event of termination by either party, the Company shall have the right to appoint a new Distributor or sell direct. The appointment may be made immediately after the Company submits or receives the Termination Notice and shall be effective as of the effective date of termination.

(d) This Agreement is immediately terminable by the non-affected party (without notice or opportunity to cure) in the event that (1) the other party (i) makes an assignment for the benefit of such party's creditors, (ii) files an application or petition for the appointment of a trustee, liquidator, receiver or custodian of any substantial part of such party's assets, or (iii) files an application or a petition, or commences a proceeding, under any bankruptcy, insolvency, reorganization, arrangement or similar law, (2) a third party files an application or a petition, or commences a proceeding, under any bankruptcy, insolvency, reorganization, arrangement or similar Law against such party where either (a) such party effectively has given its consent, or (b) such application, petition or proceeding has continued undischarged and unstayed for a period of sixty (60) days.

(e) In the event of termination, the Company, at its sole discretion, may accept return of the Distributor's current and undamaged inventory by sending written notice to the Distributor indicating terms and conditions pursuant to which the Company will accept the returned inventory, including any charge for return.

VIII. DISCLOSURE OF CONFIDENTIAL INFORMATION

The Distributor hereby acknowledges and agrees that the Company's Confidential Information (as defined below) constitutes a valuable asset of the Company that may not be converted to the Distributor's own use or to the benefit of any person except the Company. Accordingly, the Distributor hereby covenants and agrees with the Company that, during the term of this Agreement and after the termination of this Agreement for any reason, the Distributor will not, directly or indirectly, use or disclose, divulge, furnish, make available or reveal any of the Company's Confidential Information to any person (other than the Company or its affiliates, or any of their respective members, partners, shareholders, owners, trustees, manager, directors, officers, employees, representatives or agents) without the Company's prior written consent. Upon the termination of this Agreement, the Distributor hereby covenants and agrees that it will turn over to the Company all materials arising out of, connected with, related to or incidental to the Company's Confidential Information, and all copies thereof.

Anything in this Agreement to the contrary notwithstanding, the Distributor shall not be restricted from using, or disclosing, divulging, furnishing, making accessible or revealing any of the Company's Confidential Information that (i) is required to comply with the terms and provisions of any Contract to which the Company is a party, (ii) is or becomes generally available to the public other than as a result of an unauthorized disclosure by the Distributor or its representative or agent, (iii) becomes available to the Distributor in a manner that is not in contravention of applicable law from a person (other than the Company or its affiliates or one of their respective members, partners, shareholders, owners, trustees, managers, directors, officers, employees, representatives or agents) that is not bound by a confidential relationship with the Company or its affiliates or by a contract, (iv) was known to the Distributor on a non-confidential basis and not in contravention of applicable law or a contract before its disclosure to the Distributor by the Company or its affiliates or one of their respective members, partners, shareholders, owners, trustees, directors, officers, managers, employees, representatives or agents, or (v) is required to be disclosed by law, order or other legal process; provided, however, that in the event disclosure is required by law, order or other legal process, the Distributor shall (a) provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by the Distributor, and (b) take reasonable steps to assist the Company in contesting such required disclosure or otherwise protecting the Company's rights.

As used herein, the term "Confidential Information" means any confidential or proprietary information owned or possessed by the Company or utilized by the Company in conducting the Company's business, including (i) pending patent applications, (ii) unreleased products, programs, specifications, graphics, user interfaces, devices, techniques, algorithms, methods, procedures, formats, concepts and all other technology, (iii) books, records, customer lists and related information, vendor lists and related information, supplier lists and related information, agent and independent contractor lists and related information, details of contracts (including customers, vendors, suppliers, agents, independent contractors and employees), pricing information (including price lists and pricing policies), cost information, distribution channels, financial information and data (including financial statements, budgets, forecasts and projections), current and anticipated customer requirements, strategies, market studies, marketing plans, business plans, operational methods, product development techniques and plans, research and development (including past, current and planned), compilations, business acquisition plans,

new personnel acquisition plans, computer software programs (including object code and source code), data and documentation, and databases (including technologies, systems, structures and architectures), and (iv) any information that would constitute a trade secret.

IX. DISPUTE RESOLUTION

All disputes between the parties relating to this Agreement shall be submitted to final and binding arbitration before a single arbitrator under the then prevailing Commercial Arbitration Rules of the American Arbitration Association, provided that: (i) the arbitration will be conducted by a single arbitrator in New York, New York; (ii) the arbirator will be selected by the agreement of the parties or, if the parties fail to agree within ten (10) days of the matter having been submitted to the arbitration, then the arbitrator will be chosen in accordance with the rules of the governing arbitrator body, but in all instances will be people with commercially relevant experience in commercial agreements; (iii) the arbitration will be completed and the arbitrator's ruling provided within two hundred and seventy (270) days of the date the matter is submitted to the arbitrator; (iv) the arbitrator's final ruling will be issued in writing including a concise summary of the reasons supporting such ruling; and (v) the ruling of the arbitrator shall be enforceable in any court of competent jurisdiction.

X. ASSIGNMENT

This Agreement shall not be assignable by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that either party may assign this Agreement to a purchaser or successor in connection with a transaction resulting in a Change of Control of such party. A Change of Control means a (i) a sale of the Company to an unaffiliated third party before such sale, whether by way of a merger, consolidation, reorganization, recapitalization or sale of all or substantially all of the consolidated assets of the Company, (ii) the liquidation and dissolution of the Company, or (iii) more than fifty percent (50%) of the voting control of the Company being held by someone other than an affiliate of the Company. For purposes of this Paragraph X, a Change of Control shall not be deemed to have occurred if such Change of Control is due to an offering of stock to the public.

X. INDEMNIFICATION

The Company shall indemnify and hold the Distributor harmless from any and all loss, liability and expense arising out of (i) the death or injury to any person or damage to property resulting from any negligence or defect or error in the design, manufacture, labeling or packaging of any Product furnished by Company in the performance of this Agreement or (ii) any claim of patent or trademark infringement or other intellectual property right of a third party with respect to any Product furnished by Company in the performance of this Agreement. The Distributor shall indemnify and hold the Company harmless from any and all loss, liability and expense arising out of the death or injury to any person or damage to property resulting from any negligence by the Distributor, any affiliate or any agent or representative of Distributor in the performance of this Agreement. The indemnified party shall give the indemnifying party prompt notice of any claim that may be the basis of a claim for indemnity, and offer the indemnifying

party the opportunity to defend and settle such claim at the expense of the indemnifying party. At the request of the indemnifying party the indemnified party shall cooperate with the indemnifying party in evaluating and defending such claim at the expense of the indemnifying party. No settlement of any such claim shall be made by the indemnified party with the prior consent of the indemnifying party, which consent will not be unreasonably withheld or delayed.

XII. FORCE MAJEURE

The performance of any or all of the obligations of the Company hereunder shall be subject to floods, strikes or other labor disturbances, fires, accidents, wars, delays of carriers, failure of normal sources of supply, inability to obtain raw materials, restraints of government or other similar or dissimilar cause beyond the control of the Company.

XIII. NOTICES

All notices or other communications relating to this Agreement shall in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or to such addresses as may from time to time be supplied by one party to the other):

THE COMPANY:

Biofield Corp.
c/o: **Sky Unicorn Holdings Limited**
Unit 511, 5/F. Block A
Ming Pao Industrial Centre
18 Ka Yip Street,
Chai Wan, Hong Kong
Direct Line: (44) 0-1865-784104
Fax Line: (44) 0-7587-155939
Email: dbh@biofield.com

THE DISTRIBUTOR:

Eifla International,
Magdalen Centre,
The Oxford Science Park,
Oxford, OX4 4GA, United Kingdom
Direct Line: (852) 2537-3230
Fax Line: (852) 2851-4500
Email: nigel@eiflainternational.com

All notices or other communications relating to this Agreement shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by telecopy, on the date of such delivery (if sent on a business day, and if not

sent on a business day, then on the next business day after the date sent), (iii) in the case of delivery by nationally-recognized, overnight courier, on the next business day following dispatch, and (iv) in the case of mailing, on the third business day following such mailing.

XIV. MISCELLANEOUS

(a) The parties hereto agree that all prior agreements, contracts and understandings, whether oral or written, between the parties hereto with respect to the distribution or sale of Products of the Company, are replaced and superseded by this Agreement.

(b) The term "Agreement" means this Exclusive Distribution Agreement and any and all appendices that may be attached hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof.

(c) Each of the parties represents that it has had reasonable opportunity to obtain independent legal advice from its attorneys with respect to the advisability of executing this Agreement and that it has had the opportunity to draft, review and edit the language of this Agreement. Therefore, no presumption for or against any party shall arise out of the drafting of all or any part of this Agreement in any action relating to, connected with or involving this Agreement.

(d) This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Pennsylvania without giving effect to any choice of law provision or rule that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

(e) The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

(f) No course of dealing between the parties hereto shall be effective to amend, modify, or change any provision of this Agreement. This Agreement may not be amended, modified, or changed in any respect except by an agreement in writing signed by the party against whom such change is to be enforced. The parties hereto may, subject to the provisions of this subparagraph, from time to time, enter into written agreements supplemental hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights and obligations of the parties hereunder or under any Appendix. Any such supplemental agreement that is in writing and executed by the parties hereto shall be binding upon the parties thereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE DISTRIBUTOR:
Eifla International

By: ______________________
Name: Nigel Blanchard
Title: Chief Executive Officer

THE COMPANY:

Sky Unicorn Holdings Limited

By: ______________________
Name: David Bruce Hong
Title: President

APPENDIX A

EXCLUSIVE TERRITORY

Boxing, Rugby and Soccer (European football) sports clubs worldwide only.
(Excluding the acute care hospital and emergency medical care markets).

APPENDIX B

PRODUCTS

Re Order No.	Description
Model 1000	Infrascanner Hematoma Detection System
Part Number 100	Infrascanner Disposable Shields

In addition to these products, the Distributor will have first right of refusal on all future models and variations of the Infrascanner.

Appendix C

** The information omitted is confidential in nature and has been omitted. The Company has filed the omitted portion with the Securities and Exchange Commission requesting confidential treatment.

Appendix D

** The information omitted is confidential in nature and has been omitted. The Company has filed the omitted portion with the Securities and Exchange Commission requesting confidential treatment.

Appendix E

** The information omitted is confidential in nature and has been omitted. The Company has filed the omitted portion with the Securities and Exchange Commission requesting confidential treatment.

Service and Support Program
For
InfraScan, Inc. Distributors

Warranty

The Infrascanner Hematoma detection System is guaranteed to be free from defects in materials and workmanship for one year from the date of purchase. This warranty does not apply to any system, or component, damaged through misuse, neglect, accident, modification, improper application, or other than normal and ordinary use.

Service and Repair Only InfraScan trained and qualified technicians are authorized to perform repair service on the Infrascanner Hematoma Detection System. There are three levels of service.

Level I Distributor

On site software diagnostic check and sensor calibration.

Level II Distributor

Replacement of internal components including; batteries and circuit boards.

Level III

InfraScan replacement of internal components including laser light source and senor.

Distributor Training

Distributors will send at least one person to be trained by InfraScan to perform Level II service requirements. Training will be provided by InfraScan, at the InfraScan home office. The Distributor will be responsible for travel expenses to Philadelphia. InfraScan will cover lodging and meals during the training course.

The company will provide on-site training at the distributor's expense.